UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014 (July 9, 2014)

ADVANCED CANNABIS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Colorado (State or other jurisdiction of Incorporation or organization) 4445 Northpark Drive, Suite 102 Colorado Springs, CO 80907 (Address of principal executive offices)	000-54457 (Commission File Number)	20-8096131 (I.R.S. Employer Identification Number) 80907 (Zip Code)

Registrant’s telephone number, including area code: (719) 590-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On July 9, 2014, the board of directors of Advanced Cannabis Solutions, Inc. (the “Company”), accepted the resignation of Cutler & Co., LLC (“Cutler”) as its independent registered public accounting firm. Cutler’s resignation was effective immediately and the Company appointed Hartley Moore Accountancy Corporation (“HM”) as its new independent registered public accounting firm.

The report of Cutler on the Company’s financial statements for the period of June 5, 2013 (inception) to December 31, 2013 (the “Fiscal Period”) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to the Company’s ability to continue as a going concern.

During the Fiscal Period ended December 31, 2013 and through the interim period ended July 9, 2014, there were no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Cutler, would have caused it to make reference to the matter in connection with its reports.

During the Fiscal Period ended December 31, 2013 and the subsequent interim period through July 9, 2014, the Company did not consult with HM regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event identified in response to (a)(1)(v) of Item 304 of Regulation S-K.

The Company has made the contents of this Current Report on Form 8-K available to Cutler and requested that Cutler furnish the Company a letter addressed to the SEC as to whether Cutler agrees or disagrees with, or wishes to clarify the Company’s expression of, its views, or containing any additional information. A copy of Cutler’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

16.1	Letter from Cutler & Co., LLC to the United States Securities and Exchange Commission dated July 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CANNABIS SOLUTIONS, INC.

July 10, 2014	By:	/s/ Robert Frichtel
Robert Frichtel
President and Chief Executive Officer